UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 24, 2009

TANGER FACTORY OUTLET CENTERS, INC.

_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of Incorporation)	1-11986 (Commission File Number)	56-1815473 (I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408 (Address of principal executive offices) (Zip Code)
(336) 292-3010 (Registrants’ telephone number, including area code) N/A (former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange

⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

On the investor conference call held on April 24, 2009 discussing the first quarter 2009 results of operations for Tanger Factory Outlet Centers, Inc. and its subsidiaries (the “Company”), the Company stated that it estimated that Tanger Properties Limited Partnership's pending offer to exchange common shares of Tanger Factory Outlet Centers, Inc. for the outstanding 3.75% exchangeable senior notes due 2026 of Tanger Properties Limited Partnership, assuming all notes are tendered and accepted, would reduce the Company's 2009 funds from operations available to common shareholders by approximately $.07 per share on an annual basis.  The actual estimated number is approximately $.11 per share on an annual basis.  The information contained in this report on Form 8-K shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specified otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 24, 2009

TANGER FACTORY OUTLET CENTERS, INC.

By:           /s/ Steven B. Tanger
Steven B. Tanger
President and Chief Executive Officer